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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 21, 2002

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)
4643 South Ulster Street, Suite 1300, Denver, CO 80237 (Address of Principal Executive Office)
(303) 770-4001 (Registrant's telephone number, including area code)

Item 5. Other Events.

        As previously disclosed, on March 29, 2002, petitions were filed under Chapter 11 of the United States Bankruptcy Code with respect to United Australia/Pacific, Inc. ("UAP"). United Asia/Pacific Communications, Inc. ("UAPC"), a wholly-owned indirect subsidiary of UnitedGlobalCom, Inc. (the "Company"), owns 50% of the outstanding common stock of UAP. On December 21, 2002, UAP filed a plan of reorganization, pursuant to which an affiliate of Castle Harlan Australian Mezzanine Partners Ltd. ("CHAMP") would acquire UAP's indirect approximately 51% interest in Austar United Communications Limited ("AUN"), an Australian corporation listed on the Australian Stock Exchange. UAP's interest in AUN constitutes substantially all of UAP's assets. The purchase price for UAP's interest in AUN is $34.5 million in cash, which is to be distributed to the holders of UAP's senior notes due 2006 in complete satisfaction of their claims. The proposed transaction is subject to approval by UAP's creditors and confirmation of the plan is subject to approval by the U.S. Bankruptcy Court, as well as the satisfaction of other conditions. If the plan of reorganization is confirmed, it is not expected that the transaction would close before March 2003. Upon the closing, certain agreements will become effective governing relations between UAPC and CHAMP, as shareholders of AUN.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: December 26, 2002

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SIGNATURE